UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 27, 2017

Date of Report (Date of earliest event reported)

Windtree Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100

Warrington, Pennsylvania 18976

(Address of principal executive offices)

(215) 488-9300

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Effective October 27, 2017, Windtree Therapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with LPH Investments Limited, a company incorporated in the Cayman Islands with limited liability (“LPH”). LPH is a wholly-owned subsidiary of Lee’s Pharmaceutical Holdings Limited, a company incorporated in the Cayman Islands with limited liability (“Lee’s”). Under the SPA, LPH invested $10,000,000 (the "Investment") in the Company and acquired from the Company 46,232,085 shares of the Company's common stock (the “Shares”), at a price of $0.2163 per share, which represents a 15% premium over the average of the daily volume-weighted average price per share (VWAP) over the 10-day trading period ending on and including the date of the SPA. Following the transactions described herein, Lee's beneficially owned 73% of the Company's issued and outstanding shares of common stock (the "Common Stock"). The Investment includes cancellation of $3,900,000 in outstanding loans that the Company borrowed from Lee’s Pharmaceutical (HK) Ltd., a Hong Kong company organized and existing under the laws of Hong Kong (“Lee's (HK)”) under that certain Loan Agreement, effective August 14, 2017, between the Company and Lee's (HK). Pursuant to the SPA, the Company granted LPH the right to appoint up to two individuals to serve on the Company's Board of Directors, and LPH may designate such individuals on or prior to the 30th day following the closing of the transactions contemplated by the SPA (the "Closing"). In addition, the SPA also amends the executive employment agreement of each of the Company’s President and Chief Executive Officer (Craig Fraser), Senior Vice President and Chief Financial Officer (John A. Tattory) and Senior Vice President and Chief Medical Officer (Steven G. Simonson, M.D.), such that in lieu of the Annual Bonuses (as defined in each executive's employment agreement) that would have been payable to the executives during the 24 month period following the Closing, the executives are entitled to an award of equity under the Company’s 2011 Long-Term Incentive Plan, as amended, having a value when issued equal to the combined total value of the 2017 and 2018 Target Bonus Amounts (as defined in each executive's employment agreement) and vesting in two equal installments on March 15, 2018 and March 15, 2019. Under the terms of the SPA, the Company also granted to LPH a preemptive right to purchase in future offerings of equity securities up to that number of shares of the Company's equity securities needed to maintain LPH's percentage of beneficial ownership of the Company's outstanding voting stock immediately prior to each such offering, subject to certain limitations and exclusions.

Contemporaneously with the execution of the SPA, the Company and LPH entered into a registration rights agreement pursuant to which the Company has agreed to provide certain registration rights with respect to the Shares under the SPA, which rights are limited to registration of up to 25% of the Shares during the initial 18-month period following the closing of the SPA. The Company issued the Shares to LPH pursuant to Rule 506(b) of Regulation D and Regulation S under, and Section 4(a)(2) of, the Securities Act of 1933.

Contemporaneously with the execution of the SPA, the Company and affiliates of Deerfield Management Company, L.P. (“Deerfield”) entered into an Exchange and Termination Agreement (the "Exchange and Termination Agreement"). Under the Exchange and Termination Agreement, (i) promissory notes evidencing an aggregate principal amount of $25,000,000 owed to Deerfield under that certain Facility Agreement dated as of February 13, 2013 (the "Facility Agreement"), as amended from time to time, and (ii) warrants to purchase up to 500,000 shares of the Company's Common Stock at an exercise price of $39.34 per share held by Deerfield (the “Deerfield Warrants”) were cancelled in consideration for (i) a cash payment in the aggregate amount of $2,500,000, (ii) an aggregate of 1,422,250 shares of Common Stock and (iii) the right to receive certain milestone payments ("Milestone Payments") based on achievement of specified development and commercial milestones related to the Company's AEROSURF® development program, which, if achieved, could potentially total up to $15,000,000. Contemporaneously with the execution of the Exchange and Termination Agreement, the Company and Deerfield entered into a registration rights agreement pursuant to which the Company has agreed to provide certain registration rights with respect to the shares of Common Stock issued to Deerfield under the Exchange and Termination Agreement. The Company issued the shares of Common Stock to Deerfield pursuant to Rule 506(b) of Regulation D under, and Section 4(a)(2) of, the Securities Act of 1933.

On November 1, 2017 (the "Closing Date"), the Company, Lee's and Deerfield consummated the transactions contemplated by the SPA and the Exchange and Termination Agreement. Effective upon the Closing Date, (i) the Facility Agreement, including the outstanding promissory notes thereunder, and (ii) that certain Security Agreement, dated as of February 13, 2013, among Deerfield and the Company were cancelled and terminated.

The foregoing descriptions of the SPA, the Exchange and Termination Agreement, and the registration rights agreements do not purport to be complete and are qualified in their entirety by reference to the agreements themselves. A copy of the SPA, the Exchange and Termination Agreement and the registration rights agreements are attached as Exhibits 10.1, 10.2, 99.1 and 99.2, respectively, to this Current Report on Form 8-K. Such agreements are being filed to provide investors and the Company’s stockholders with information regarding the terms thereof and in accordance with applicable rules and regulations of the SEC. Pursuant to such agreements, each of the parties thereto made customary representations, warranties and covenants and agreed to indemnify each other for certain losses arising out of breaches of such representations, warranties, covenants and other specified matters. The representations, warranties and covenants were made by the parties to and solely for the benefit of each other and any expressly intended third-party beneficiaries in the context of all of the terms and conditions of the agreements and in the context of the specific relationship between the parties. Accordingly, investors and stockholders should not rely on the representations, warranties and covenants. Furthermore, investors and stockholders should not rely on the representations, warranties and covenants as characterizations of the actual state of facts or continuing intentions of the parties, since they were only made as of the date of the agreements. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in the Company’s reports or other filings with the Commission. The foregoing description of the transactions does not purport to be complete and is qualified in its entirety by reference to the agreements filed as exhibits to this report and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information in Item 1.01 above relating to the transactions is incorporated into this Item 3.02.

Item 5.01	Changes in Control of the Registrant.

The information in Item 1.01 above relating to the transactions is incorporated into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described above in Item 1.01 above, the SPA amends the executive employment agreement of each of the Company’s President and Chief Executive Officer (Craig Fraser), Senior Vice President and Chief Financial Officer (John A. Tattory) and Senior Vice President and Chief Medical Officer (Steven G. Simonson, M.D.).

.

Item 7.01.	Regulation FD Disclosure.

Reference is made to Item 1.01 above. The Company will host a conference call and webcast (including a slide presentation) at 8:00 a.m. EDT on Thursday, November 2, 2017 to review and provide an overview of the transactions discussed above and answer questions. The live webcast, including the slide presentation, can be accessed at http://windtreetx.investorroom.com/events. To participate in the live call and take part in the question and answer session, dial (844) 802-2436 (domestic) or (412) 317-5129 (international). A copy of the presentation materials is attached as Exhibit 99.3 to this Current Report on Form 8-K.

A replay of the conference call will be available one hour after completion of the call through November 9, 2017 and may be accessed by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) and referencing conference number 10114113. An archive of the webcast can be accessed on the Company’s website at http://windtreetx.investorroom.com/events.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.3 hereto are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Windtree Therapeutics, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01.     Other Events.

Reference is made to the SPA described in Item 1.01. To facilitate consummation of the SPA, effective upon the Closing, Battelle Memorial Institute, holder of an aggregate of 1,095 shares of Series A Convertible Preferred Stock, par value $0.001 per share, of the Company ("Preferred Shares"), executed a waiver wherein Battelle waived its right to the Liquid Preference (as defined in the Designation Of Preferences, Rights And Limitations for the Preferred Shares) with respect to their Preferred Shares. In addition, the Company and Battelle entered into a non-binding memorandum of understanding outlining the key terms for a potential restructuring of the amounts due to Battelle under development and collaboration agreements between the Company and Battelle.

On November 1, 2017, the Company issued a press release announcing the closing of the SPA with LPH, and the Exchange and Termination Agreement with Deerfield. A copy of the press release is attached as Exhibit 99.4.

During the conference call, the Company plans to review its key objectives for 2018, which include, among other things (i) completing development and validation of an improved next generation aerosol delivery system (“NextGen ADS”) based on the same aerosolization technology used in the Company’s phase 2 clinical program, with significantly improved ergonomics, interface, controls, dose monitoring and a new modular design. Importantly, changes to filter size and specifications, and certain other design enhancements are expected to mitigate the risks of clogging and related treatment interruptions experienced during the phase 2b clinical trial; and (ii) a confirmatory bridging clinical study to gain experience with the NextGen ADS, to confirm whether development objectives have been met, and to generate additional higher dose treatment data to augment the higher dose data obtained in the phase 2b clinical trial, which was adversely affected by treatment interruptions due to device clogging.

In addition, the Company reports that, as of November 1, 2017, the Company had cash and cash equivalents of $5.4 million. Before any additional financings, the Company anticipates that it will have sufficient cash available to fund its operations and support the continued development of AEROSURF into January 2018, while it seeks to secure the additional capital required to satisfy its existing obligations and support its development programs and continuing operations through 2018.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits

10.1	Securities Purchase Agreement, by and between the Company and Lee’s Pharmaceutical (HK) Ltd., effective on October 27, 2017, 2017.

10.2	Exchange and Termination Agreement, by and between the Company and affiliates of Deerfield Management Company, L.P., effective on October 27, 2017, 2017.

99.1	Registration Rights Agreement, by and between the Company and Lee’s Pharmaceutical (HK) Ltd., effective on October 27, 2017, 2017.

99.2	Registration Rights Agreement, by and between the Company and affiliates of Deerfield Management Company, L.P. effective on October 27, 2017.

99.3	Slide Presentation dated November 2, 2017.

99.4	Press Release dated November 1, 2017.

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company’s filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Windtree Therapeutics, Inc.

By:      /s/ Craig Fraser

Craig Fraser

President and Chief Executive Officer

Date: November 1, 2017